EXHIBIT (23)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-25332, 33-31434, 33-43854, 33-58798, 33-52773, 333-03191, 333-16363, 333-26867, 333-32461, 333-32491, 333-32499, 333-32567, 333-35324, 333-41920, 333-47450, 333-54234, 333-73252, 333-107677, 333-140837 and 333-156403 on Form S-8 and Post-Effective Amendments to Registration Statement Nos. 333-03191, 333-47450, 333-35324 on Form S-8 of our reports dated February 9, 2009, relating to the financial statements and financial statement schedule of The Boeing Company (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s changes in accounting for pension and postretirement benefits), and the effectiveness of The Boeing Company’s internal control over financial reporting appearing in the Annual Report on Form 10-K, for the year ended December 31, 2008.

/S/ DELOITTE & TOUCHE LLP

Chicago, Illinois

February 9, 2009

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